Sub-Item 77Q1(e):

Investment Advisory Agreement dated June 30, 2014 between the Registrant and Cupps Capital Management, LLC on behalf of the Cupps All Cap Growth Fund is hereby incorporated by reference to Exhibit 99.(D)(8) to Post-Effective Amendment No. 22 to the Registrant’s Registration Statement on Form N-1A filed on June 27, 2014, accession number: 0001193125-14-253923.

Investment Advisory Agreement dated August 29, 2014 between the Registrant and New Sheridan Advisors, LLC on behalf of the New Sheridan Developing World Fund is hereby incorporated by reference to Exhibit 99.(D)(10) to Post-Effective Amendment No. 29 to the Registrant’s Registration Statement on Form N-1A filed on August 29, 2014, accession number: 0001193125-14-327306.